EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CELSIUS HOLDINGS ENTERS INTO $16 MILLION
COMMON STOCK PURCHASE AGREEMENT

DELRAY BEACH, Fla., June 25, 2007  -- Celsius Holdings, Inc. (OTC BB: CSUH.OB) the maker of Celsius®, the innovative beverage credited for creating the calorie burning category that is revolutionizing the beverage market, and the leader of the Net Negative Food & Beverage Trend  announced today that on June 22, 2007, it signed a $16 million common stock purchase agreement with Fusion Capital Fund II, LLC, a Chicago-based institutional investor.  Under the agreement, the Company received $500,000 from Fusion Capital on the signing of the agreement and will receive an additional $500,000 on the date that a registration statement related to the transaction is filed with the SEC.  Under the agreement, after the SEC has declared effective the registration statement related to the transaction, the Company has the right over a 25-month period to sell shares of its common stock to Fusion Capital from time to time in amounts between $100,000 and $1 million, depending on certain conditions, up to an additional $15 million in the aggregate.  The purchase price of the shares will be based on the prevailing market prices of the Company’s shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of shares to Fusion Capital.  The proceeds received by the Company under the agreement will be used for marketing expenses towards building the Celsius brand, working capital and general corporate use.  A more detailed description of the agreement is set forth in the Company’s Current Report on Form 8-K recently filed with the SEC which the Company encourages be reviewed carefully.

“We are very pleased to have entered into this relationship with Fusion Capital, a well respected institutional investor,” said Steve Haley, CEO of Celsius.  “The agreement provides Celsius with favorable terms and flexibility as to when to raise capital.  We believe we are now well positioned to grow our business.”

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (OTC BB: CSUH.OB) manufactures Celsius through its wholly owned operating subsidiary, Celsius, Inc. Celsius Inc. is quickly gaining attention in the emerging $36 billion functional food and beverage industry, as the creator of the calorie burning beverage category and as a pioneer and leader in developing healthier beverage choices. Celsius, Inc. is building unique distribution strategies to gain broad penetration in all channels serving its consumer targets in all geographies. The continued mission of Celsius, Inc. is to create healthy refreshment through science and innovation and growth through passion and integrity. For more information about Celsius and Celsius, Inc., please visit http://www.celsius.com. For investor information, please visit http://www.redchip.com.

About Fusion Capital

Fusion Capital Fund II, LLC is an institutional investor based in Chicago, Illinois with a fundamental investment approach.  Fusion Capital invests in a wide range of companies and industries emphasizing life sciences, energy and technology companies.  Its investments range from special situation financing to long-term strategic capital.

Forward-Looking Statements

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings' future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as ``anticipate,'' ``believe,'' ``could,'' ``estimate,'' ``expect,'' ``intend,'' ``may,'' ``should,'' ``will,'' and ``would'' or similar words. You should not rely on forward-looking statements because Celsius Holdings' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations effecting our business, and other risks and uncertainties discussed in our report on Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2007 and other reports Celsius Holdings files from time to time with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.

Contact:
          Celsius Holdings, Inc.
          Media:
          Erin Gabrielle Heit
            561 901 8435
            eheit@celsius.com

          Jan Norelid
            866 423 5748
            jnorelid@celsius.com

          Investor Information:
          Jon Cunningham
            800 733 2447 x107
            investor@celsius.com

Source: Celsius Holdings, Inc.